Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our reports dated February 9, 2016, with respect to the consolidated financial statements, schedules, and internal control over financial reporting included in the Annual Report of Federal Realty Investment Trust on Form 10-K for the year ended December 31, 2015. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Federal Realty Investment Trust on Form S-3 (File No. 333-204103 effective 5/12/2015, File No. 333-204009 effective 5/8/2015, File No. 333-203999 effective 5/8/2015, File No. 333-181236 effective 5/8/2012, File No. 333-160009 effective June 16, 2009, File No. 333-135159 effective June 20, 2006, File No. 333-124195 effective 4/20/2005, File No. 033-63687 effective 10/25/1995 and on Form S-8 (File No. 333-166531 effective 5/5/2010, File No. 333-147080 effective 11/01/2007, File No. 333-147081 effective 11/01/2007 and File No. 333-60364 effective 05/07/2001).

/s/ GRANT THORNTON LLP
McLean, Virginia
February 9, 2016